UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.
vTv Therapeutics Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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3980 Premier Drive, Suite 310
High Point, North Carolina 27265
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 11, 2024
To the Stockholders of vTv Therapeutics Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of vTv Therapeutics Inc. will be held on June 11, 2024, at 9:00 a.m. Eastern time as a virtual-only meeting that will be held via live audio webcast with no physical in-person meeting. The meeting is called for the following purposes:
1.To elect the seven director nominees named in the Proxy Statement to serve until our next annual meeting or until their successors have been duly elected and qualified;
2.To approve the adoption of the vTv Therapeutics, Inc. 2024 Equity Incentive Plan;
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice.
To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/vtvt. In order to attend, you must register in advance at www.proxydocs.com/vtvt. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions in advance of the meeting. Because the Annual Meeting is being held virtually only, you will not be able to attend the Annual Meeting in person.
If you were a stockholder of record of vTv Therapeutics Inc. Class A common stock or Class B common stock as of the close of business on April 15, 2024, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in High Point, North Carolina during ordinary business hours or on a reasonably accessible electronic network as provided by applicable law in the 10-day period preceding the meeting and during the meeting for any purposes related to the meeting.

You are cordially invited to attend the meeting conducted via live webcast, by registering at www.proxydocs.com/vtvt. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend, the Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.
By Order of the Board of Directors of vTv Therapeutics Inc.,

Paul Sekhri
Chairman, President and Chief Executive Officer
High Point, North Carolina
April 25, 2024

VTV THERAPEUTICS INC.
Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held June 11, 2024

VTV THERAPEUTICS INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 11, 2024
Information Concerning Solicitation and Voting
This Proxy Statement is furnished to the holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies on behalf of the Board of Directors of vTv Therapeutics, Inc. (the "Company", "we", "us" and "our") for use at the Annual Meeting of Stockholders to be held on June 11, 2024, at 9:00 a.m. Eastern time as a virtual-only meeting that will be held via live audio webcast, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 15, 2024 (the "record date"), are entitled to notice of and to vote at our Annual Meeting of Stockholders (the “Annual Meeting”).
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of this Proxy Statement and our Annual Report of Form 10-K for the year ended December 31, 2023 ("2023 Annual Report"). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2023 Annual Report and a proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Each holder of our Class A common stock and Class B common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.
We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse brokers, banks, and other nominees for their expenses in forwarding soliciting materials to those beneficial owners of our Class A common stock and Class B common stock.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING

Q:    Why am I receiving these proxy materials?
A:    We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide under the rules of the Securities and Exchange Commission (the "SEC") and is designed to assist you in voting your shares.
Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on your proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting of Stockholders. Shares of our Class A common stock and Class B common stock cannot be voted at the Annual Meeting unless the holder is present or represented by proxy.
Q:    Who may vote at the Annual Meeting?
A:    The Board of Directors set April 15, 2024, as the record date for the Annual Meeting. If you owned shares of our Class A common stock or Class B common stock at the close of business on April 15, 2024, you may attend and vote at the Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of Class A common stock and one vote for each share of Class B common stock held by such stockholder. As of April 15, 2024, there were 2,432,857 shares of our Class A common stock and 577,349 shares of our Class B common stock outstanding and entitled to vote at the Annual Meeting.
Q:    Are any stockholders entitled to nominate any directors for election to the Board of Directors?
A:    Based upon certain agreements entered into by the Company at the time of its initial public offering ("IPO") in 2015 and a financing completed in February 2024, certain investors have the right to nominate directors for election to the Board of Directors.

Under the Investor Rights Agreement, dated as of July 29, 2015, as amended by the First Amendment to Investor Rights Agreement the ("First Amendment"), dated as of February 27, 2024 (as so amended, the “Amended Investor Rights Agreement”), M&F TPP Holdings Two LLC, as successor in interest to vTv Therapeutics Holdings LLC (“M&F”) and an affiliate of MacAndrews & Forbes Incorporated (together with its affiliates other than vTv Therapeutics Inc., “MacAndrews”), has the right to designate as nominees (the “MacAndrews Nominees”) two of the seven director nominees for election to the Board of Directors so long as certain MacAndrews parties continue to beneficially own in the aggregate at least 50% of the shares of common stock of the Company owned by them as of the date of the First Amendment. Mr. Nelson and Dr. Al Marzooqi, who are presently serving as directors and are named in this Proxy Statement for re-election to the Board of Directors at the Annual Meeting, are MacAndrews Nominees.

Under the Securities Purchase Agreement dated February 27, 2024 (the "Securities Purchase Agreement"), the Company agreed that the lead investors named in the Securities Purchase Agreement had the right to nominate an aggregate of three directors for election to the Board of Directors, provided they continued to hold at least 50% of the shares and pre-funded warrants acquired via the Securities Purchase Agreement. Drs. Akkaraju, Cheong and Phillips, who are presently serving as directors and are named in this Proxy Statement for re-election to the Board of Directors at the Annual Meeting, are the nominees of the lead investors.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:    If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote during the virtual Annual Meeting if you have registered.
If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. In that case, the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instructions included in the proxy materials.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:
•Are present and entitled to vote at the Annual Meeting; or
•Properly submit a proxy card or voter instruction card.
If you are present or represented by proxy at the Annual Meeting but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each of the proposals listed in this Proxy Statement identifies the votes needed to approve the proposed action.
Q:    What proposals will be voted on at the Annual Meeting?
A:    The three proposals to be voted on at the Annual Meeting are as follows:
1.To elect the seven director nominees named in the Proxy Statement to serve until our next annual meeting or until their successors have been duly elected and qualified;
2.To approve the adoption of the vTv Therapeutics, Inc. 2024 Equity Incentive Plan (the "2024 Equity Incentive Plan"); and
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
     We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy named in the proxy card or voter instruction card will vote the shares .
Q:    What is the vote required for each proposal and what are my voting choices?
A:    With respect to Proposal 1, the election of directors, you may vote FOR or WITHHOLD. A plurality of the votes cast is required to be elected as a director. A “plurality of the votes cast” means that the seven director nominees that receive the greatest number of votes cast “FOR” will be elected. If you WITHHOLD from voting on any of the nominees presented in Proposal 1, the withhold vote will have no effect on the outcome of the vote .
     With respect to Proposal 2, you may vote FOR or AGAINST the approval of the 2024 Equity Incentive Plan, or you may indicate that you wish to ABSTAIN from voting on the proposal. The proposal requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote on the proposal. If you ABSTAIN from voting, it will have the same effect as a vote AGAINST the proposal.

With respect to Proposal 3, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal. The proposal requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote on the proposal. If you ABSTAIN from voting, it will have the same effect as a vote AGAINST the proposal.
Q:        How does our Board of Directors recommend that I vote?
A:        Our Board of Directors recommends that you vote:
1.FOR the election of the seven director nominees named in this Proxy Statement.
2.FOR the approval of the 2024 Equity Incentive Plan.
3.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Q:    What is the effect of a broker non-vote?
A:    Brokers, banks or other nominees who hold shares for a beneficial owner have the discretion to vote only on proposals that are considered to be "routine" when they have not received voting instructions from a beneficial owner of shares at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. We believe Proposals 1 and 2 will be considered non-routine, meaning brokers, banks and other nominees will not have discretionary authority to vote on these matters, while Proposal 3 will be considered a routine matter and brokers, banks and other nominees will have discretionary voting authority with respect to such proposal. Therefore, broker non-votes will occur with respect to Proposals 1 and 2 if you do not instruct your broker, bank or other nominees how to vote your shares, but any such broker non-votes will not affect the voting on Proposals 1 and 2 because they are not considered entitled to vote on such matters. We do not expect to receive broker non-votes on Proposal 3 because broker, banks and other nominees will have discretionary authority to vote uninstructed shares on this proposal, but to the extent broker non-votes are recorded they will have no effect on Proposal 3.

Q:    Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of Proxy Materials?

A:    Pursuant to rules adopted by the SEC we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 25, 2024, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2024 Annual Meeting of Stockholders (the "Notice of Annual Meeting"), this Proxy Statement and proxy card or, for shares held in street name (held for your account by a broker, bank or other nominee), voting instruction form, and our 2023 Annual Report (collectively the "Proxy Materials"), are available to stockholders on our website at www.proxydocs.com/vtvt. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. Please note that website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not incorporated by reference in or considered to be a part of this document.

Q:    Can I access these Proxy Materials on the Internet?
A:    Yes. The Notice of Annual Meeting , Proxy Statement, and 2023 Annual Report are available for viewing and downloading at www.proxydocs.com/vtvt. They are also available under the sections of our website, www.vtvtherapeutics.com, Media and Investors—Financial Information—SEC Filings and Media and Investors—Financial Information—Annual Reports & Proxy as well as through the SEC’s EDGAR system at www.sec.gov. All materials will remain posted on www.proxydocs.com/vtvt at least until the conclusion of the Annual Meeting.
Q:    How may I register to attend the Annual Meeting?
A:    In order to attend the Annual Meeting, vTv stockholders of record as of April 15, 2024, must register in advance by accessing www.proxydocs.com/vtvt. During the registration process, you may submit a question regarding the business of the meeting. Questions submitted in advance will be answered depending on the availability of time and members of management present at the Annual Meeting. After completing your registration, further instructions, including a link to access the Annual Meeting, will be emailed to you.
Q:    How do I attend the Annual Meeting?
A:    In order to attend the Annual Meeting, vTv stockholders of record as of April 15, 2024, must register in advance by accessing www.proxydocs.com/vtvt as discussed in the question “How may I register to attend the Annual Meeting” above. Online access to the Annual Meeting will begin 15 minutes prior to the meeting start time of 9:00 a.m. Eastern time on June 11, 2024. To be admitted to the Annual Meeting's live webcast, you must have previously registered at www.proxydocs.com/vtvt.

Q:    How may I vote my shares at the Annual Meeting?
A:    If your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, on the record date, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote during the live webcast of the Annual Meeting. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares during the live webcast of the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, bank or other nominee if you wish to obtain such a “legal proxy”.
To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/vtvt. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend via the Annual Meeting platform beginning at 8:45 a.m. (Eastern time) on June 11, 2024, pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/vtvt.
Q:    How can I vote my shares without attending the Annual Meeting?
A:    If your shares are held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:
•Via the Internet by accessing the Proxy Materials on the secured website www.proxypush.com/vtvt and following the voting instructions on that website; or
•Via telephone by calling toll free 866-240-5352 and following the recorded instructions; or
•Via mail by completing, dating, signing and returning the proxy card in the postage-paid envelope provided to you.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.
The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed before the commencement of the Annual Meeting at 9:00 a.m. Eastern time on June 11, 2024. Of course, as described in the immediately preceding question and answer, you can always attend the live webcast of the Annual Meeting and vote your shares at that time. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.
Q:    How can I change my vote after submitting it?
A:    If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:
•Filing a written notice of revocation bearing a later date than the proxy with our Secretary at 3980 Premier Drive, Suite 310, High Point, North Carolina 27265 at or before the taking of the vote at the Annual Meeting; or
•Duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary at 3980 Premier Drive, Suite 310, High Point, North Carolina 27265 at or before the taking of the vote at the Annual Meeting; or
•Attending the Annual Meeting and voting during the live webcast (although attendance during the live webcast of the Annual Meeting will not in and of itself constitute a revocation of a proxy); or
•If you voted by telephone or via the Internet, voting again by the same means prior to the commencement of the Annual Meeting at 9:00 a.m. Eastern time on June 11, 2024 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee that is the record holder of your shares. You may also vote at the Annual Meeting if you obtain a legal proxy from them.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We will announce the preliminary voting results at the Annual Meeting. We will publish the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:    For how long can I access the Proxy Materials on the Internet?
A:    The Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report, will remain posted on ww.proxydocs.com/vtvt until the conclusion of the Annual Meeting, and also are and will remain available, free of charge, in PDF and HTML format under the Media and Investors—Financial Information—SEC Filings section of our website at www.vtvtherapeutics.com as well as on the SEC's website, www.sec.gov.
Q:    What are the implications of being a “smaller reporting company?”
A:    We are a “smaller reporting company” as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act") and therefore are permitted to take advantage of certain reduced reporting requirements. We provide in this Proxy Statement the scaled disclosure permitted, including certain executive compensation disclosures required by a smaller reporting company. We will continue to qualify as a smaller reporting company as long as 1) our public float is less than $250 million, or 2) we have less than $100 million in annual revenues and public float of less than $700 million.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
At the Annual Meeting, stockholders will vote to elect the seven nominees named in this Proxy Statement as directors, each of whom will serve until his or her successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. If you are a stockholder of record, unless you mark your proxy card to withhold authority to vote for any of the nominees, the proxy holder will vote the proxies received by it for the seven nominees named below. Six of the nominees are currently directors and each has consented to be named in this Proxy Statement and to serve if elected. Mr. Spiegelman, who is not currently a director, has also been nominated by the Board of Directors to stand for election at the Annual Meeting and has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee designated by the Board of Directors to fill the vacancy and subject to any required consents under the Amended Investor Rights Agreement and Securities Purchase Agreement described below. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee may not vote your shares on the election of directors. Therefore, it is important that you vote.
Certain stockholders of the Company have the right to nominate directors for election to the Board of Directors. Under the Amended Investor Rights Agreement, MacAndrews, subject to applicable corporate governance rules of the SEC and the Nasdaq Stock Market listing rules (which may require MacAndrews to designate independent directors), has the right to designate two nominees for election to the Board of Directors, so long as certain MacAndrews parties continue to beneficially own in the aggregate at least 50% of the shares of common stock of the Company owned by them as of the date of the First Amendment. In addition, the lead investors named in the Securities Purchase Agreement have the right to designate an aggregate of three nominees for election to the Board of Directors, provided they continue to hold at least 50% of the shares and pre-funded warrants acquired via the Securities Purchase Agreement. Mr. Nelson and Dr. Al Marzooqi are the MacAndrews nominees; Drs. Akkaraju, Cheong, and Phillips are the nominees of the lead investors. Mr. Keith Harris, while currently a member of the Board of Directors, has determined not to stand for re-election at the Annual Meeting and his service on our Board of Directors will terminate at the Annual Meeting upon the election of Mr. Spiegelman, as his successor.
The name of and certain information regarding each director nominee as of April 25, 2024, is set forth below. This information is based on data furnished to us by the nominees. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is 3980 Premier Drive, Suite 310, High Point, North Carolina 27265.

Director Nominees

Name	Age	Position(s) with vTv Therapeutics Inc.	Director Since
Srinivas Akkaraju	56	Director	February 2024
Raymond Cheong	42	Director	February 2024
Fahed Al Marzooqi	45	Director	July 2022
Richard S. Nelson	53	Director	November 2020
Anne M. Phillips	70	Director	March 2024
Paul Sekhri	66	Director	August 2022
Daniel K. Spiegelman	65	Director Nominee	-----------

Director Nominees
Srinivas Akkaraju, M.D., Ph.D.
Dr. Akkaraju has served as a director on our board since February 2024. Dr. Akkaraju is the founder and managing general partner at Samsara BioCapital. Previously, from April 2013 to February 2016, he served as a general partner of Sofinnova Ventures. From January 2009 until April 2013, he served as managing director of New Leaf Venture Partners. Previously, he served as a managing director at Panorama Capital, LLC, a private equity firm. Prior to co-founding Panorama Capital, Dr. Akkaraju was with J.P. Morgan Partners, which he joined in 2001 and of which he became a partner in 2005. From October 1998 to April 2001, he was in business and corporate development at Genentech, Inc. (now a wholly owned member of The Roche Group), a biotechnology company, most recently as senior manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received his M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. Dr. Akkaraju serves as a director of Scholar Rock Holding Corporation, Mineralys Therapeutics, Inc., Syros Pharmaceuticals, Inc. and several private biotechnology companies. Given his education and extensive experience in investing in and advising public and private companies in our industry, we believe Dr. Akkaraju is well qualified to serve on our Board of Directors.
Raymond Cheong, M.D., Ph.D.
Dr. Cheong has served as a director on our board since February 2024. Dr. Cheong is a managing director at Baker Brothers Investments. Prior to joining Baker Brothers in 2013, Dr. Cheong completed an M.D. and a Ph.D. in Biomedical Engineering from Johns Hopkins University, where he was awarded the Michael A. Shanoff Award for best thesis research within the School of Medicine. Prior to attending Johns Hopkins, he earned a B.S. in Chemical Engineering from the University of Maryland, College Park. He serves on the boards of Istari Oncology, Inc., Talis Biomedical Corporation, and Madrigal Pharmaceuticals, Inc. Given his education and experience in advising public and private life sciences companies, we believe Dr. Cheong is well qualified to serve on our Board of Directors.
Fahed Al Marzooqi, M.D.
Dr. Al Marzooqi has served as a director on our board since July 2022. Dr. Al Marzooqi is the chief operating officer of G42 Healthcare, a position he has held since 2021, Deputy Group Chief Operating Officer of M42 since June 2023, and was the chairman of the board of Malaffi – Abu Dhabi Health Information Exchange from October 2021 to March 2023. Prior to joining G42 Healthcare, from February 2018 to April 2021 he was the chief administrative officer at Cleveland Clinic Abu Dhabi where he was an integral part of multiple high-impact strategic programs for the hospital. Dr. Al Marzooqi graduated with a B.S. in Mathematics and an M.D. from Dalhousie University in Canada, and completed a five-year residency program in anesthesiology at the University of British Columbia in Vancouver. Given his clinical and business experience, we believe Dr. Al Marzooqi is well qualified to continue serving our Board of Directors.
Richard S. Nelson
Mr. Nelson has served as a director on our board since November 2020. Mr. Nelson has served as our executive vice president, corporate development since August 2022, and served as our interim chief executive officer from March 2022 until August 2022. Mr. Nelson also has served as executive vice president, corporate and business development for Vericast from August 2015 to the present. Prior to joining Vericast, Mr. Nelson held senior corporate and business development positions with multiple public and private companies, including The Nielsen Company, IAC/InterActive Corp. and Trendum. Mr. Nelson began his career as a mergers and acquisition attorney at Skadden, Arps, Slate, Meagher & Flom. Mr. Nelson earned his B.A. of Business Administration in Finance from the Ross School of Business at the University of Michigan and a J.D. from New York University School of Law. Mr. Nelson is a member of the National Advisory Board for the University of Michigan Rogel Cancer Center and a member of the board of directors of Think Pink Rocks breast cancer charity. Given his experience in advising public and private companies on business development matters, we believe Mr. Nelson is well qualified to continue serving on our Board of Directors.
Anne M . Phillips, M.D.
Dr. Phillips has served as a director on our board since February 2024. Dr. Phillips was senior vice president of clinical, medical and regulatory affairs at Novo Nordisk Inc., a pharmaceutical company, from 2011 until her retirement in August 2022. Previously, she served as a vice president in various positions at GlaxoSmithKline plc, which she joined in 1998, and prior to this, Dr. Phillips was head of the infectious diseases program and deputy physician-in-chief at Wellesley Central Hospital/St. Michael’s Hospital in Toronto. She is a Fellow of The Royal College of Physicians and Surgeons of

Canada, earned an M.D. from the University of Toronto, and received a B.Sc. from the University of Western Ontario. Dr. Phillips currently serves on the board of directors of Barinthus Biotherapeutics plc and Trevena Inc. Based upon her education and extensive experience in advising companies, we believe Dr. Phillips is well qualified to serve on our Board of Directors.
Paul Sekhri
Mr. Sekhri''s biography is provided below. See Executive Officers. Based upon his extensive experience in leading and advising life sciences and biotechnology companies, we believe Mr. Sekhri is well qualified to serve on our Board of Directors.
Dan Spiegelman
Mr. Speigelman is a director nominee with over 25 years of finance experience in biotechnology companies. Mr. Speigelman was most recently chief financial officer and executive vice president of BioMarin Pharmaceutical Inc (2012-2020), a company focused on developing, manufacturing and commercializing treatments for rare genetic disorders. Prior to BioMarin, Mr. Spiegelman served as chief financial officer and senior vice president of CV Therapeutics, Inc. for 11 years through its sale in 2009 to Gilead, and before that was treasurer at Genentech, Inc. Mr. Spiegelman currently provides consulting and board services to various life sciences companies. He currently serves on the board of directors of Myriad Genetics, Inc., Spruce Biosciences, Inc., Jiya Acquisition Corp. and several private biotechnology companies. Mr. Spiegelman received his M.B.A. from the Stanford Graduate School of Business and a B.S. in Economics from Stanford University. Given his education and extensive experience in serving as a financial expert and advisor for public and private companies, we believe Mr. Spiegelman is well qualified to serve on our Board of Directors.
Required Vote
The seven director nominees receiving the highest number of affirmative votes of our Class A common stock and Class B common stock, present or represented and voting as a single class, shall be elected as directors. Votes withheld from any nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but they will have no legal effect on the election of directors.
The Board of Directors unanimously recommends that stockholders vote FOR each of the seven director nominees listed above.

EXECUTIVE OFFICERS
Our executive officers are set forth below:

Name	Age	Position(s)
Paul Sekhri	65	Chief Executive Officer
Steven Tuch	55	Chief Financial Officer
Set forth below is certain additional information concerning our executive officers, including their respective positions with us and prior business experience.
Paul Sekhri
Mr. Sekhri serves as our president and chief executive officer and is a member of our Board of Directors, positions he has held since August 2022. In March 2024, Mr. Sekhri was appointed Chairman of the Board of Directors. Before joining the Company, from January 2019 through April 2022, Mr. Sekhri was president and chief executive officer of eGenesis, Inc. and from February 2015 to January 2019, he was president and chief executive officer of Lycera Corporation. Earlier in his career Mr. Sekhri held senior leadership positions with multiple, global pharmaceutical companies including Sanofi S.A., Teva Pharmaceutical Industries, Ltd., ARIAD Pharmaceuticals, Inc., and Novartis Pharma A.G. Mr. Sekhri led the biotechnology operating group at TPG Biotech, the life sciences venture capital arm of TPG Capital, and founded and served as chief executive officer of Cerimon Pharmaceuticals. Mr. Sekhri is also a member of the board of directors of AdhereTech, eGenesis, Inc., Likeminds, Spring Discovery and Veeva Systems Inc. Mr. Sekhri is also the chairman of the board of directors of Compugen Ltd., Longboard Pharmaceuticals and Kaerus Bioscience. Mr. Sekhri also serves on the boards of various charitable organizations, including the The Metropolitan Opera, The English Concert in America, and previously served on the Board of Trustees of Carnegie Hall. Mr. Sekhri received his B.S. from University Maryland and also completed postgraduate studies in clinical anatomy and neuroscience from University of Maryland.
Steven Tuch
Mr. Tuch serves as our chief financial officer, a position he has held since December 2022. Prior to joining the Company, Mr. Tuch served, from January 2021 to October 2022, as head of corporate development for Rallybio Corporation. Before joining Rallybio, Mr. Tuch he held several leadership roles at BMO Capital Markets, including managing director, head of U.S. equity capital markets originations from May 2019 to November 2020 and head of health care equity capital markets from May 2012 to May 2019. Prior to BMO, Mr. Tuch held senior roles with Cantor Fitzgerald & Co, Deutsche Bank Securities and Thomas Weisel Partners. Mr. Tuch received his B.A. in Business Administration from the University of Michigan and his MBA from Stanford University’s Graduate School of Business.

CORPORATE GOVERNANCE MATTERS
Information about the Board
Our Board of Directors currently consists of seven directors. In accordance with our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated By-laws (our "By-laws"), a majority of our Board of Directors may fix the number of directors; provided, however, that the Securities Purchase Agreement provides that the number of directors may not be increased beyond seven without the consent of the lead investors until the lead investors no longer own at least 50% of the securities they originally purchased pursuant to the Securities Purchase Agreement. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. At any meeting of our Board of Directors, the presence in person of a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Amended Investor Rights Agreement, MacAndrews currently has the right to designate two director nominees and has so designated Mr. Nelson and Dr. Al Marzooqi as the nominees to stand for election at the Annual Meeting. Under the Securities Purchase Agreement the lead investors have the right to designate as nominees an aggregate of three directors. Drs. Akkaraju, Cheong, and Phillips are the nominees of the lead investors.

In compliance with the terms of the Securities Purchase Agreement, our Board has implemented voting procedures that require at least five directors to approve certain Company actions, including a sale of all or substantially all of the assets of the Company, a merger or other combination of the Company or the issuance of new debt, equity, or debt- or equity-like instruments. The vote of four directors, not inclusive of our chief executive officer, is required to terminate the services of our current chief executive officer or to appoint a different chief executive officer. We are required to utilize these voting procedures for the three years following the date of the Securities Purchase Agreement.
Our Board of Directors has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Audit Committee currently consists of Keith Harris (Chair) and Drs. Akkaraju and Phillips. Our Compensation Committee consists of Dr. Phillips (Chair) and Drs. Cheong and Al Marzooqi. Our Nominating and Corporate Governance Committee currently consists of Dr. Cheong (Chair).
Our Board of Directors has undertaken a review of the independence of our directors and has determined that Drs. Akkaraju, Cheong, Al Marzooqi, and Phillips and Mr. Harris are independent within the meaning of the Nasdaq Stock Market listing rules and meet the additional test for independence for Audit Committee members imposed by SEC regulation and the Nasdaq Stock Market listing rules.
Family Relationships
There is no family relationship between any director, executive officer or person nominated to become our director or executive officer.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility of identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors. The committee also recommends to our Board of Directors for approval director nominees, consistent with our director qualification criteria and any obligations under our contractual arrangements. Our corporate governance guidelines call for the committee to consider diversity to be an additional desirable characteristic in potential nominees. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy concerning membership of the Board of Directors, it does consider diversity in its broadest sense when evaluating candidates, including persons diverse in gender, ethnicity, experience and background.
With respect to director nominee procedures, the Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders, or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee considers the qualifications set forth in our corporate governance guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of our business or financial affairs, strategic planning, and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board of Directors. The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to the Board of Directors those nominees whose specific qualities, experience and expertise will augment the current Board of Directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our By-laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in our jurisdiction of incorporation; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.
The Nominating and Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our By-laws. To have a nominee considered by the Nominating and Corporate Governance Committee for election at the 2025 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than March 13, 2025, and no earlier than February 11, 2025. Any such recommendation must include the information as required by our By-laws and Rule 14a-19 under the Exchange Act. Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Nominating and Corporate Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our Proxy Statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Nominating and Corporate Governance Committee. See our By-laws for additional information regarding stockholder nominees.
The Nominating and Corporate Governance Committee received no recommendation for a director nominee from any stockholder for the director election to be held at the Annual Meeting.
Information Regarding Meetings of the Board and Committees
During 2023, our Board of Directors held five meetings and all of our directors attended at least 87% of the aggregate board and committee meetings for which they were eligible to attend. Under our Corporate Governance Guidelines, a copy of which is available on our website at www.vtvtherapeutics.com, members of our Board of Directors are expected to attend the annual meeting of stockholders. All but two of the Company's directors as of the 2023 Annual Meeting of Stockholders held on June 6, 2023, attended the meeting.
Committees of our Board of Directors
Our Board of Directors has adopted written charters for each of its permanent committees, all of which are available in the Media and Investors—Corporate Governance—Documents & Charters section of our website at www.vtvtherapeutics.com. The following table provides membership information of our directors in each committee of our Board of Directors.

Nominating & Corporate
	Audit	Compensation	Governance
	Committee	Committee	Committee
Srinivas Akkaraju
Raymond Cheong
Fahed Al Marzooqi
Anne Phillips
Keith Harris

= Committee Chair
= Member

Audit Committee
Our Audit Committee currently consists of Keith Harris (Chair), and Drs. Akkaraju and Phillips. The Board of Directors has determined that Mr. Harris qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has determined that all members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing rules and meet the additional test for independence for Audit Committee members imposed by SEC regulation and the Nasdaq Stock Market listing rules.
Our Audit Committee met four times during 2023. Our Audit Committee assists the Board of Directors in monitoring the audit of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also reviews and approves related party transactions as required by the applicable Nasdaq rules.
Compensation Committee
Our Compensation Committee consists of Dr. Phillips (Chair) and Drs. Cheong and Al Marzooqi. Our Board of Directors has determined that all members of the Compensation Committee are independent within the meaning of the Nasdaq Stock Market listing rules and meet the additional test for independence for Compensation Committee members imposed by SEC Regulation and Nasdaq Stock Market listing rules. Our Compensation Committee met three times during 2023. Our Compensation Committee is responsible for reviewing and recommending policies relating to the compensation and benefits of our directors and employees, including our chief executive officer and other executive officers.
The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees where appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of our Corporate Governance Guidelines and the Nasdaq Stock Market listing rules, subject to any applicable controlled company or other exemption.
In accordance with the Compensation Committee’s charter, our president and chief executive officer may not be present during voting or deliberations of the Compensation Committee regarding his or her compensation.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Dr. Cheong (Chair). Our Nominating and Corporate Governance Committee did not hold any meetings during 2023. Our Nominating and Corporate Governance Committee is responsible for selecting or recommending that the Board of Directors select candidates for election to our Board of Directors, developing and recommending to the Board of Directors corporate governance guidelines that are applicable to us and overseeing Board of Director and management evaluations.
Risk Oversight
Our Board of Directors has an oversight role, as a whole and at the committee level, in overseeing management of our risks. Our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to its employee compensation plans and arrangements, and the Audit Committee oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.
Code of Conduct and Ethics
Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose any future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.vtvtherapeutics.com. The Code of Conduct and Ethics is available on our website under

Documents & Charters in the Media and Investors—Corporate Governance section of our website at www.vtvtherapeutics.com.
Communications with the Board of Directors
Stockholders who wish to communicate with members of our Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Secretary at our principal executive offices at 3980 Premier Drive, Suite 310, High Point, North Carolina 27265. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Secretary screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence.
Board Diversity
The chart below provides information regarding the diversity characteristics of the members of our board, based on self-identification by the directors.1

Board Diversity Matrix (As of December 31, 2023)
Total Number of Directors	8
	Female	Male	Nonbinary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	7	—	1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or more races or ethnicities	1
LGBTQ+	1
Did Not Disclose Demographic Background	3

Board Diversity Matrix (As of December 31, 2022)
Total Number of Directors	8
	Female	Male	Nonbinary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	9	—
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or more races or ethnicities	1
LGBTQ+	1
Did Not Disclose Demographic Background	2
1 As of April 25, 2024, our Board of Directors has a total of seven directors, consisting of six males and one female. Demographics as of this date are: three Asian, three White, one of two or more races or ethnicities, one LGBTQ+, and two that did not disclose their demographic background.

DIRECTOR COMPENSATION
The following table sets forth the total compensation paid to each of our non-employee directors for the fiscal year ended December 31, 2023.

Name		Fees Earned or Paid in Cash ($)	Option Awards (1) ($)		Total ($)
John A. Fry		52,500	52,628	(2)	105,128
Hersh Kozlov		47,500	52,628	(2)	100,128
Howard L. Weiner		42,500	52,628	(2)	95,128
Keith Harris		55,000	52,628	(2)	107,628
Fahed Al Marzooqi		35,000	52,628	(2)	87,628
Chandresh Harjivan		38,750	—		38,750
Jonathan Isaacsohn	(3)	—	—		—

(1)The amounts reported in the table above represent the aggregate grant date fair value of the award, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 4 of the financial statements included in our 2023 Annual Report on Form 10-K.
(2)Amount reflects an option to purchase 1,875 shares of our Class A common stock granted on June 19, 2023, vesting on June 19, 2024, which vesting was accelerated on February 27, 2024 in connection with the closing of the financing under the Securities Purchase Agreement.
(3)Dr. Isaacsohn has elected not to receive compensation for his service as our chairman.
In 2023, our Board of Directors twice amended the compensation program for our non-employee directors. Under the policy as amended, each non-employee member of the board is entitled to receive:
•Upon appointment, an option to purchase 3,750 option shares of our Class A common stock (or the equivalent value thereof in restricted stock, restricted stock units or cash). The option will vest monthly over the three-year period following the date of grant.
•Upon election and/or re-election at each annual meeting of stockholders, an option to purchase 1,875 option shares of our Class A common stock (or the equivalent value thereof in restricted stock, restricted stock units or cash), prorated to reflect the number of months served as a director if such elected director was initially appointed during the 12-month period preceding such meeting. The option shares or other equity or equity-based compensation will generally vest on the one-year anniversary of the date of grant.
•Upon appointment as chairperson of our Board of Directors, the initial grant shall consist of an option to purchase 4,375 option shares of our Class A common stock (or the equivalent value thereof in restricted stock, restricted stock units or cash). The option shares or other equity or equity-based compensation will generally vest on the one-year anniversary of the date of grant.
•An annual cash retainer of $35,000 paid quarterly for each member of the Board of Directors with the chairperson paid an additional annual cash retainer of $35,000 paid quarterly.
•An annual cash retainer of $20,000 for the chair of the Audit Committee, $10,000 for the chair of the Compensation Committee and $7,500 for the chair of the Nominating and Corporate Governance Committee, other than the chairperson of the Board of Directors.
•An annual cash retainer of $7,500 for members of the Audit Committee, $5,000 for members of the Compensation Committee and $3,750 for members of the Nominating and Corporate Governance Committee, other than the chairperson of the Board of Directors.
In the event a chairperson of the Board of Directors has not been appointed, the lead independent director will be entitled to receive an additional annual equity option grant to purchase option shares of Class A common stock equal to $20,000 (or the equivalent value thereof in restricted stock, restricted stock units or cash), which may be based on the Black-Scholes value or other method determined by the Compensation Committee. The option or other equity or equity-based compensation will generally vest on the one-year anniversary of the date of grant.
In addition, all directors will be reimbursed for out-of-pocket expenses incurred in connection with their services. All amounts payable, including vesting of equity grants, are subject to continued service as a member of our Board of Directors.

PROPOSAL TWO

APPROVAL OF 2024 EQUITY INCENTIVE PLAN
The Stockholders are being asked to approve the new vTv Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan” or the “Plan”). The Board of Directors approved the 2024 Equity Incentive Plan on February 23, 2024, and if approved by the stockholders, the Plan will become effective on June 11, 2024.
The 2024 Equity Incentive Plan will serve as a replacement for the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), which had 8,100 Class A common shares outstanding as of April 24, 2024. The approval of the 2024 Equity Incentive Plan will have no effect on the 2015 Plan or any options granted pursuant to the 2015 Plan. No shares will be available for award under the 2015 Plan once the 2024 Equity Incentive Plan becomes effective.
The adoption of the 2024 Equity Incentive Plan will allow the Company to continue to provide a comprehensive equity incentive program for the Company’s officers, employees and non-employee directors to encourage these individuals to remain in the Company’s service and to more closely align their interests with those of the stockholders. The Company relies significantly on equity incentives in the form of equity grants in order to attract and retain key employees, and it believes that equity incentives are necessary for it to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.
PLAN SUMMARY
The following is a summary of the principal features of the 2024 Equity Incentive Plan. The summary, however, is not a complete description of all the provisions of the 2024 Equity Incentive Plan. The full text of the proposed 2024 Equity Incentive Plan is attached to this Proxy Statement as Appendix A. Unless specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.
Purpose
The purpose of the 2024 Equity Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by allowing the Company to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.
Description of the Plan
The Plan permits the grant of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards relating to the Company's Class A common stock (each, an “Award”).
Eligibility
All Employees, Directors and Consultants of the Company and its related companies (“Eligible Award Recipients”) are eligible to receive grants of Awards under the Plan. As awards are established at the discretion of the Administrator, subject to the limitations and delegations described above, the number of shares that may be granted to any participant under the Plan cannot be determined at this time. As of April 1, 2024, the number of employees eligible to participate in the Plan was 17, the number of consultants eligible to participate in the Plan was six, and the number of non-employee directors eligible to participate in the Plan was five.
Administration
The Plan shall be administered by the Board. Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Award Recipients, to a committee or committees (which term includes subcommittees) consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Board or any committee to whom the Board has delegated authority to administer the Plan. The Plan Administrator has plenary authority and discretion to determine the Eligible Award Recipients to whom Awards are granted

(each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Plan Administrator has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.
Stock Subject to the Plan
The maximum aggregate number of Shares that may be issued under the 2024 Equity Incentive Plan is is 750,000 shares (the “Share Reserve”), which number is the sum of (i) 742,525 new shares, plus (ii) the number of shares reserved but not issued pursuant the 2015 Plan, which as of February 23, 2024 was 7,475 Class A common shares. Any shares that are reacquired or withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award will be added back to the Share Reserve and again become available for issuance under the Plan, as such shares become available from time to time. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of 10 years, through January 1, 2034, by 4% of the aggregate of (x) the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year or (y) the total number of shares of Capital Stock issuable or issued upon exercise of any outstanding warrants with an exercise price equal to or less than $0.01 per share, as of December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur.
Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
Options
The Plan authorizes the grant of Incentive Stock Options and Nonstatutory Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the "Code") and may be granted only to Section 422 Employees. A Section 422 Employee is an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after the adoption of the Plan. Nonstatutory Stock Option are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Plan Administrator shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Plan Administrator, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than the fair market value of the common stock (110% of the fair market value in the case of an Incentive Stock Option granted to a 10% Stockholder) on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Plan Administrator, except that no Option may be exercised more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Stockholder) after its date of grant. The Plan Administrator may condition the grant or vesting of an Option on the achievement of one or more performance goals performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
Grant of Stock Appreciation Rights
The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. A SAR may be granted in tandem with an Option (“tandem SAR”) or alone (“freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related

Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options. A SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be10 years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
Upon the exercise of a SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of a SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.
Grant of Restricted Stock and Restricted Stock Units
The Plan authorizes the Plan Administrator to grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. Such terms and conditions may provide, in the discretion of the Plan Administrator, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more performance goals.
The Plan authorizes the Plan Administrator to grant Restricted Stock and Restricted Stock Units as contingent awards of Common Stock (or the cash equivalent thereof). Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Plan Administrator deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more performance goals. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of Restricted Stock Units, but instead shares of Common Stock (or the case equivalent thereof) are issued upon the satisfaction of such terms and conditions as the Plan Administrator may specify, including the achievement of one or more Performance Goals.
Other Stock Awards
The Plan authorizes the grant of Other Stock Awards. The Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as the Plan Administrator shall determine, including terms that condition the payment or vesting of the Other Stock Award.
Dividends and Dividend Equivalents
The terms of an Award may, at the Plan Administrator ’s discretion, or provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock. Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
Performance Goals
The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Plan Administrator. For this purpose, “Performance Goals” means performance goals established by the Plan Administrator which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Plan Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Award Recipient or the department, branch, Affiliate, or division in which the Eligible Award Recipient works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Plan Administrator.
Capitalization Adjustments
If the outstanding Common Stock of the Company changes as a result of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure, the Plan Administrator shall make proportional adjustments in (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a) of the Plan, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.
Withholding
The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to the granting, vesting, or exercise of an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) withholding of shares of Common Stock otherwise issuable having a Fair Market Value equal to the tax withholding obligation, or (d) delivery to the Company by the Participant of unencumbered shares of Common Stock. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate. Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.
Termination and Amendment
The Board of Directors may amend, suspend, or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board of Directors may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.
Term of the Plan
Unless sooner terminated by the Board of Directors, the Plan will terminate on June 11, 2034. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.
Summary of Certain Federal Income Tax Consequences
The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the 2024 Equity Incentive Plan. State, local and foreign tax consequences may differ.
Incentive Stock Options. The grant of an Option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an Incentive Stock Option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an Incentive Stock Option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an Incentive Stock Option, except as discussed below. For the exercise of an Option to qualify for the foregoing tax treatment, the grantee generally must be an Employee of the Company or a subsidiary from the date the Option is granted through a date within three months before the date of exercise of the Option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the Option was exercised over the Option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
Nonstatutory Stock Options. The grant of an Option will not be a taxable event for the grantee or the Company. Upon exercising a Non-Qualified Stock Option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a Nonstatutory Stock Option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the Option was exercised). The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
Stock Appreciation Rights. There are no immediate tax consequences of receiving an Award of Stock Appreciation Rights. Upon exercising a Stock Appreciation Right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
Restricted Stock and Restricted Stock Units. The grant of Restricted Stock will not be a taxable event in the year of the Award, provided that the shares of common stock are subject to restrictions (that is, the shares of common stock are nontransferable and subject to a substantial risk of forfeiture). The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.
A grantee will not recognize taxable income at the time a Restricted Stock Unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of Restricted Stock Units, the grantee will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Other Stock-Based Awards, and Cash-Based Awards. The tax treatment with respect to other stock-based awards and cash-based awards will depend on the structure of such awards.
Withholding. The Company may deduct from any payment to be made pursuant to the Plan, or require before the issuance or delivery of shares of common stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Plan Administrator, by reducing the number of shares of common stock deliverable or by delivering shares of common stock already owned. Furthermore, at the discretion of the Plan Administrator, any additional tax obligations of a Participant with respect to an Award may be satisfied by further reducing the number of shares of common stock, deliverable with respect to such Award, to the extent that such reductions do not result in any adverse accounting implications to the Company, as determined by the Plan Administrator. Any fraction of a share of common stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Plan Administrator has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year.
Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient including immediate taxation upon vesting, an additional income tax of 20% of the amount of income so recognized, plus a special interest payment. The Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Plan Administrator will administer and interpret the Plan and Awards accordingly.

Required Vote
Approval of the adoption of the 2024 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, entitled to vote as a single class, that are present or represented and entitled to vote on this proposal at the Annual Meeting. Abstentions will be counted for purposes of determining the number of shares present or represented at the Annual Meeting and accordingly will have the same effect as a vote cast against this proposal. We expect broker non-votes to have to impact on this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the adoption of the 2024 Equity Incentive Plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our president and chief executive officer, our two most highly compensated executive officers, who were the only executive officers during the year ended December 31, 2023. (“named executive officers” or "NEO").

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($) (3)
Paul Sekhri (4)	2023	480,000	150,000	—	20,913	(5)	650,913
President and Chief Executive Officer	2022	200,000	—	1,518,002	3,431	(6)	1,721,433
Steven Tuch (7)	2023	450,001	—	—	15,248	(8)	465,249
Executive Vice President and Chief Financial Officer	2022	28,978	—	350,888	—		379,866

(1)Bonus amount represent amounts earned in in 2022 and paid in 2023.

(2)The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 4 of the financial statements included in our 2023 Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024.
(3)In accordance with required SEC disclosure rules, the 2023 fiscal year compensation shown in the Summary Compensation Table above includes the grant date fair values of awards of stock options made in 2023 in respect of fiscal 2022 performance.
(4)Mr. Sekhri was appointed president and chief executive officer effective August 1, 2022, and became a member of the Board of Directors effective August 9, 2022. Mr. Sekhri does not receive compensation for his role as a member of the Board of Directors.
(5)This amount represents a 401(k) match of $9,900 and a life insurance premium of $11,013 paid by the Company.
(6)This amount represents life insurance premium of $3,431 paid by the Company.
(7)Mr. Tuch was appointed executive vice president and chief financial officer effective December 8, 2022.
(8)This amount represents a 401(k) match of $9,900 and a life insurance premium of $5,348 paid by the Company.

We have entered into employment agreements with our current president and chief executive officer and our current chief financial officer. The employment agreements set forth the annual base salary, target bonus percentage, target equity grants, terms of severance and eligibility for employee benefits.
Employment Agreement with Mr. Sekhri
On July 25, 2022, Mr. Sekhri entered into an employment agreement with the Company (the “Sekhri Employment Agreement”). The Sekhri Employment Agreement provides for an at will term with a base salary of not less than $480,000, and a cash bonus of 75% of his base salary, based on achievement of performance targets. In February 2024, Mr. Sekhri's base salary was increased to $650,000 and his bonus reduced to 60% of base salary. The Sekhri Employment Agreement also provides for the grant of stock options (the “Options”) to purchase 55,000 shares of the Class A common stock of the Company at an exercise price of $31.61 per share pursuant to an inducement award agreement (the “Inducement Award Agreement”).2 Subject to potential acceleration upon the achievement of certain performance metrics as set forth in the Inducement Award Agreement, 25% of the Options will vest on the first anniversary of the grant date and the remaining 75% of the Options will vest quarterly over three years thereafter. Upon certain terminations of employment, a portion of the Options w
2 The number of options and exercise price have been adjusted based upon the reverse stock split effected by the Company on November 20, 2023.

ill vest on a pro rata basis based on the number of days employed during the four-year term. The grant of Options was made as an inducement grant under Nasdaq Listing Rule 5635(c)(4).
The Sekhri Employment Agreement also required him to reimburse the Company for 50% of the base salary and bonus payment(s) paid to the assistant hired by the Company to support Mr. Sekhri during the first year of his employment. The Company and Mr. Sekhri subsequently amended the Sekhri Employment Agreement to delete Mr. Sekhri's reimbursement obligation.
Mr. Sekhri is eligible for other standard employee benefits. If his employment is terminated by us without “cause” or he resigns for “good reason,” in each case as set forth in the Sekhri Employment Agreement, then subject to the execution of a release of claims, Mr. Sekhri shall receive as severance pay (i) 12 months base salary payable in installments (less any offset); (ii) continuation COBRA coverage for 12 months with the costs of the premiums shared in the same proportion as before the termination on the date of termination (unless this would result in penalty taxes imposed on us); and (iii) payment of the target cash bonus for the year of termination. If Mr. Sekhri’s employment is terminated by us without “cause” or he resigns for “good reason,” in each case within 12 months following a “change in control,” as set forth in the Sekhri Employment Agreement, then Mr. Sekhri’s severance pay in prong (i) shall increase from 12 months of base salary to 18 months of base salary.
The Sekhri Employment Agreement contains other customary terms and conditions, including a two-year post-employment noncompetition provision, a two-year post-employment nonsolicitation provision, and other nondisclosure of confidential information, intellectual property and nondisparagement provisions.
Employment Agreement with Mr. Tuch
On December 8, 2022, Mr. Tuch entered into an employment agreement with the Company (the “Tuch Employment Agreement”). The Tuch Employment Agreement provides for an at will term with a base salary of not less than $450,000, and a target annual cash bonus of 40% of his base salary, based on achievement of performance targets. The Tuch Employment Agreement also provides for the grant of stock options (the “Options Shares”) to purchase 12,5000 shares of the Class A common stock3 at an exercise price per share equal to the fair market value of one share of Class A common stock on the grant date, pursuant to an option award agreement (the “Option Award Agreement”). One-third of the Option Shares will vest on the first anniversary of the grant date and the remaining two-thirds of the Option Shares will vest quarterly over two years thereafter, subject to continued employment. The Tuch Employment Agreement also provided for the opportunity to earn an additional grant of stock options (the “Performance Equity”), equal to 0.6% of the shares of the Class A common stock that is outstanding upon the Company’s successful completion of a financing or series of financings for a cumulative total of at least $50 million over a 12-month period. This award lapsed in December 2023. In February 2024, in connection with the closing of the Securities Purchase Agreement, the Board approved an option award for Mr. Tuch equal to 0.6% of the Company's outstanding shares which will vest quarterly following the date of grant; provided, however, that the award was expressly conditioned upon stockholder approval of the 2024 Equity Incentive Plan at the Annual Meeting. If a change in control occurs during the term of Mr. Tuch’s employment, any unvested Option Shares or Performance Equity will vest in full.
Mr. Tuch will be eligible for other standard employee benefits. If his employment is terminated by us without “cause” or he resigns for “good reason,” in each case as defined in the Tuch Employment Agreement, then subject to the execution of a release of claims, Mr. Tuch shall receive as severance pay (i) nine months base salary payable in installments; (ii) continuation COBRA coverage for nine months with the costs of the premiums shared in the same proportion as on the date of termination (unless this would result in penalty taxes imposed on us); and (iii) payment of a portion of the actual cash bonus earned for the year of termination, prorated for days of service during the year of termination.
The Tuch Employment Agreement contains other customary terms and conditions, including a nine-month post-employment noncompetition provision, a one-year post-employment nonsolicitation provision, and other nondisclosure of confidential information, intellectual property and nondisparagement provisions.
3 The number of options has been adjusted based upon the reverse stock split effected by the Company on November 20, 2023.

Outstanding Equity Awards as of December 31, 2023
The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2023:

		Option Awards
Name and Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
Paul Sekhri
President and Chief Executive Officer	7/26/2022	17,186	37,814	$31.61	7/26/2032
Steven Tuch
Executive Vice President, Chief Financial Officer	12/12/2022	4,165	8,335	$32.00	12/12/2032
(1)Mr. Sekhri's award was made pursuant to an inducement award agreement and vests as follows: 13,748 options vest on the first anniversary of the date of grant with the remaining option vesting quarterly over two years thereafter, subject to continued employment. One-third of Mr. Tuch's options will vest on the first anniversary of the date of grant with the remaining two-thirds vesting quarterly over two years thereafter, subject to continued employment.
Pay Versus Performance
Compensation Actually Paid Tables
The following tables summarize the relationship between NEO compensation actually paid and our financial performance for our last three completed fiscal years, calculated in the manner required by Item 402(v) of Regulation S-K. The following tables and the associated narrative and graphical disclosure should be viewed together for a more complete presentation of such relationship over the periods presented.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary compensation table total for Paul Sekhri (1)	Compensation actually paid to Paul Sekhri(8)	Average Summary compensation table total for non-PEO NEOs(5)	Average Compensation actually paid to non-PEO NEOs(5)(8)	Value of initial fixed $100 investment based on total share-holder return (6)	Net loss (in thousands)(7)
2023	$650,913	$16,361	$465,249	$294,391	$15	$(20,250)

(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
Year	Summary compensation table total for Paul Sekhri (1)	Summary compensation table total for Richard Nelson(2)	Summary compensation table total for Deepa Prasad (3)	Compensation actually paid to Paul Sekhri(9)	Compensation actually paid to Richard Nelson(9)	Compensation actually paid to Deepa Prasad(9)	Average Summary compensation table total for non-PEO NEOs(5)	Average Compensation actually paid to non-PEO NEOs(5)(9)	Value of initial fixed $100 investment based on total share-holder return (6)	Net loss (in thousands)(7)
2022	$1,721,433	$514,071	$1,326,967	$1,465,434	$481,207	$(386,153)	$373,661	$335,208	$34	$(19,164)

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(h)
Year	Summary compensation table total for Deepa Prasad (3)	Summary compensation table total for Steve Holcombe(4)	Compensation actually paid to Deepa Prasad(10)	Compensation actually paid to Steve Holcombe(10)	Average summary compensation table total for non-PEO NEOs(5)	Average compensation actually paid to non-PEO NEOs(5)(10)	Value of initial fixed $100 investment based on total share-holder return (6)	Net loss (in thousands)(7)
2021	$3,292,465	$1,911,261	$2,210,989	$1,134,182	$881,455	$343,553	$52	$(12,987)
(1)Mr. Sekhri became CEO (principal executive officer ("PEO")) of vTv Therapeutics Inc. on August 1, 2022, at which point Mr. Nelson transitioned to the role of executive vice president.
(2)Mr. Nelson became CEO (PEO) of vTv Therapeutics Inc. on March 29, 2022, at which point Ms. Prasad transitioned to serve as a strategic advisor to the Company until September 29, 2022.
(3)Ms. Prasad became CEO (PEO) of vTv Therapeutics Inc. on October 19, 2021, at which point Mr. Holcombe transitioned to serve as a strategic advisor to the Company until December 31, 2022.
(4)Mr. Holcombe was CEO (PEO) of vTv Therapeutics Inc. beginning July 2015 through October 21, 2021.

(5)The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals for each fiscal year shown: 2023 - Mr. Tuch; 2022- Mr. Tuch and Mr. Brown; 2021-Mr. Howard.
(6)Cumulative total shareholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2023, 2022 or 2021.
(7)Represents the amount of net loss reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(8)For fiscal year 2023, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	NON-PEO NEOs
	Sekhri	Tuch
Total Compensation Reported in 2023 Summary Compensation Table	$650,913	$465,249
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2023 Summary Compensation Table	—	—
Plus, Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	(499,317)	(108,970)
Plus, Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2023 (From Prior Year-End to Vesting Date)	(135,235)	(61,888)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2023	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2023 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2023)	—	—
Total Adjustments	(634,552)	(170,858)
Compensation Actually Paid for Fiscal Year 2023	$16,361	$294,391
(9)For fiscal year 2022, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation S-K:

	PEO			NON-PEO NEOs
	Sekhri	Nelson	Prasad
Total Compensation Reported in 2022 Summary Compensation Table	$1,721,433	$514,071	$1,326,967	$373,661
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2022 Summary Compensation Table	(1,518,002)	(346,323)	—	(236,829)
Plus, Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	1,262,003	157,998	—	200,710
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	—	—	(154,410)	(1,114)
Plus, Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	—	155,461	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2022 (From Prior Year-End to Vesting Date)	—	—	—	(1,220)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	—	—	(1,558,710)	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	—	—	—	—
Total Adjustments	(255,999)	(32,864)	(1,713,120)	(38,453)
Compensation Actually Paid for Fiscal Year 2022	$1,465,434	$481,207	$(386,153)	$335,208
(10)For fiscal year 2021, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2021, computed in accordance with Item 402(v) of Regulation S-K:

	PEO		AVERAGE NON-PEO NEOs
	Prasad	Holcombe
Total Compensation Reported in 2021 Summary Compensation Table	$3,292,465	$1,911,261	$881,455
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2021 Summary Compensation Table	(3,159,756)	(780,499)	(179,939)
Plus, Year-End Fair Value of Awards Granted in 2021 that are Outstanding and Unvested	2,078,280	291,995	—
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	—	(238,079)	—
Plus, Vesting Date Fair Value of Awards Granted in 2021 that Vested in 2021	—	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2021 (From Prior Year-End to Vesting Date)	—	(50,496)	(24,142)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2021	—	—	(333,821)
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2021 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2021)	—	—	—
Total Adjustments	(1,081,476)	(777,079)	(537,902)
Compensation Actually Paid for Fiscal Year 2021	$2,210,989	$1,134,182	$343,553
Pay versus Performance Relationship Disclosure
The Company generally seeks to incentivize long-term performance and, therefore, we do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance tab.
Compensation Actually Paid versus Total Cumulative Return
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEOs and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is directionally aligned with the Company’s TSR over the three years presented in the table. This is because a significant portion of the “compensation actually paid” to the PEOs and to the non-PEO PEOs is comprised of equity awards.
The Company’s stock price has had the most profound impact on the change from the compensation reported in the “Summary Compensation Table.” Specifically, our stock price performance in 2023, 2022 and 2021 has resulted in a significant decline in the fair value of the Company's TSR, as measured at the end of the applicable fiscal years, and particularly as of the end of fiscal year 2023.

Compensation Actually Paid versus Net Loss
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEOs and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is not directionally aligned with the Company’s net loss over the three years presented in the table due to the weight placed on equity-based compensation in our pay mix, as well as the impact the Company’s stock price has had on the ‘compensation actually paid’ amounts during the applicable fiscal years.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors, including our Audit Committee, has selected Ernst & Young LLP (“EY”), Raleigh, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and recommends that our stockholders vote to ratify this appointment. If our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.
EY has audited our annual financial statements since 2000. Representatives of EY are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audits and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
The following table summarizes the aggregate fees billed for professional services rendered by EY to us in 2023 and 2022. A description of these various fees and services follows the table.

Name	2023	2022
Audit Fees	$430,200	$695,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Audit Fees
The aggregate fees billed to us by EY in 2023 and 2022 reflected as audit fees above include fees associated with the annual audit of our financial statements for the years ended December 31, 2023, and 2022 and reviews of our financial statements included in our Quarterly Reports on Form 10-Q. Audit fees above include work performed with respect to registration statements prepared in 2023.
All Other Fees
The aggregate fees billed to us by EY in 2023 and 2022 reflected as all other fees above relate to the license of accounting research software.
Required Vote
Approval of the ratification of the appointment of EY as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, entitled to vote as a single class, that are present or represented at the Annual Meeting. Abstentions will be counted for purposes of determining the number of shares present or represented at the Annual Meeting and accordingly will have the same effect as a vote cast against this proposal. We do not expect to receive broker non-votes on this proposal because brokers will have discretionary authority to vote uninstructed shares, but to the extent we receive broker non-votes they will have no effect on the outcome of this vote.
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT
Our Audit Committee has (1) reviewed and discussed with EY, our independent registered public accounting firm, and management the audited financial statements for the year ended December 31, 2023, (2) discussed with EY the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board, and (3) received written disclosures and a letter from EY concerning applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence. Based upon these discussions and reviews, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which has been filed with the SEC.
Our Board of Directors has determined that Mr. Harris and Drs. Akkaraju and Phillips are independent within the meaning of the Nasdaq Stock Market listing rules and meet the additional requirements for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act (collectively, the “Audit Committee Independence Requirements”). As a result, our Audit Committee is composed entirely of directors who are independent within the meaning of the Nasdaq Stock Market listing rules and meet the Audit Committee Independence Requirements. The Board of Directors has determined that Mr. Harris qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available under Documents & Charters in the Investors — Corporate Governance section of our website at www.vtvtherapeutics.com.
EY is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not our employees and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management and EY. In giving the Audit Committee’s recommendation to the Board of Directors, it has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of EY included in its report on our financial statements.
EY has served as our auditor since 2000.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
Keith Harris
Srinivas Akkaraju
Anne Phillips

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Class A common stock as of March 5, 2024, unless otherwise noted below for the following:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Class A common stock;
•each of our named executive officers;
•each of our directors and director nominees; and
•all of our executive officers, directors and director nominees as a group.
The number of shares of Class A common stock outstanding and the percentage of beneficial ownership reflected below are based on the number of shares of Class B common stock and nonvoting common units of vTv Therapeutics LLC (“vTv Units”) outstanding and after giving effect to the exchange of all outstanding shares of Class B common stock (together with the corresponding vTv Units) into shares of Class A common stock. Pursuant to the Exchange Agreement dated as of July 29, 2015, among vTv Therapeutics LLC, vTv Therapeutics, Inc. and vTv Therapeutics Holdings, Inc. (the "Exchange Agreement"), vTv Units may, subject to the terms of the Exchange Agreement and the vTv Therapeutics LLC Amended and Restated Limited Liability Company Agreement, be exchanged at any time (along with a corresponding number of shares of our Class B common stock) with vTv Therapeutics LLC for shares of our Class A common stock on a one-for-one basis, or for cash, at our option (as the managing member of vTv Therapeutics LLC). See “Certain Relationships and Related Party Transactions—Exchange Agreement.”
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Common stock subject to options exercisable on or within 60 days after March 5, 2024, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o vTv Therapeutics Inc., 3980 Premier Drive, Suite 310, High Point, North Carolina 27265. As of March 5, 2024, there were 2,432,857 shares of Class A common stock and 577,349 shares of Class B common stock outstanding, or an aggregate of 3,010,206 shares outstanding on an as-converted-to Class A common stock basis.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Paul Sekhri	24,062	0.79%
Richard S. Nelson (1)	10,876	0.36%
Steven Tuch	5,207	0.17%
Fahed Al Marzooqi	625	*
Anne Phillips	—	—
Srinivas Akkaraju	—	—
Raymond Cheong	—	—
All directors, director nominees and executive officers as a group (8 individuals)	40,770	1.34%
5% or Greater Stockholders:
MacAndrews & Forbes (2)	1,535,685	50.25%
Samsara BioCapital GP, LLC (3)	311,084	9.99%
Baker Bros. Advisors LP(4)	152,987	4.99%

*    Less than 0.1%.

(1)Includes 1,250 shares of Class A common stock held directly by Mr. Nelson and 250 shares of Class A common stock held of record by Mr. Nelson’s spouse as custodian for a minor child under the Uniform Transfer to Minors Act. Mr. Nelson disclaims beneficial ownership of these shares. Also includes options to purchase up to 9,376 shares of our Class A common stock that are vested and exercisable or will become vested and exercisable within 60 days of March 5, 2024.
(2)Based solely on the Schedule 13D/A (Amendment No. 45) filed with the SEC on March 22, 2024 by The ROP Revocable Trust dated 1/9/2018, a New York trust (the “ROP Revocable Trust”), MacAndrews & Forbes Incorporated, a Delaware corporation (“MacAndrews & Forbes”), MacAndrews & Forbes LLC, a Delaware limited liability company (“M&F LLC”), MacAndrews & Forbes Group LLC, a Delaware limited liability company (“M&F Group”), MFV Holdings One LLC, a Delaware limited liability company (“MFV”), M&F TTP Holdings LLC, a Delaware limited liability company (“M&F TTP”), M&F TTP Holdings Two LLC, a Delaware limited liability company (“M&F TTP Two”), and RLX Holdings One LLC (“RLX Holdings One”). Consists of: (a) 912,982 shares of Class A common stock held beneficially by MacAndrews & Forbes Group LLC (“M&F Group”), (b) 577,108 shares of our Class B common stock that are held directly by M&F Group, and (c) 45,595 shares of Class A common stock issuable to M&F Group upon exercise of Common Stock Purchase Warrants held by M&F Group. The number of shares reported above includes 49,713 shares of Class B common stock and corresponding vTv Units that may be deemed to be directly beneficially owned by the Ronald O. Perelman 2013 Trust. Ronald O. Perelman, the sole trustee and sole beneficiary of the ROP Revocable Trust and the director, chairman and chief executive officer of MacAndrews & Forbes, may be deemed to beneficially own all the shares of Class A common stock and Class B common stock beneficially owned by the ROP Revocable Trust, MacAndrews & Forbes, M&F LLC, M&F Group, MFV, M&F TTP, M&F TTP Two and RLX Holdings One. Mr. Perelman disclaims any beneficial ownership of the shares of Class A common stock and Class B common stock, except to the extent of his pecuniary interest therein. The business address of all of the entities described in this footnote is 31 East 62nd Street New York, NY 10065.
(3)Based on a Schedule 13D filed with the SEC on March 5, 2024 by Samsara BioCapital, L.P. (“Samsara LP”), Samsara BioCapital GP, LLC (“Samsara GP”) and Srinivas Akkaraju.The above table also reflects the result of the exchange of stock for additional pre-funded warrants completed on March 5, 2024. Includes (i) 206,784 shares of Class A common stock held by Samsara LP and (ii) the assumed exercise of 104,300 of the Pre-funded Warrants based on the number of shares of common stock outstanding on March 5, 2024. Does not include an aggregate of 788,278 shares of Class A common stock potentially issuable upon exercise of Pre-funded Warrants held by Samsara LP, as such warrants were, as of March 5, 2024, not exercisable within 60 days due to the Samsara Beneficial Ownership Limitation (defined below).
The Pre-funded Warrants are not exercisable by Samsara LP if, upon giving effect or immediately prior thereto, Samsara LP would beneficially own more than 9.99% of the total number of issued and outstanding Class A common stock, which percentage may change at the holders’ election to any other number less than or equal to 19.99% upon 61 days’ notice to the Company (the “Samsara Beneficial Ownership Limitation”). Samsara GP is the general partner of Samsara LP and Dr. Akkaraju is the Managing Member of Samsara GP. Each of Samsara GP and Dr. Akkaraju shares voting and investment authority over the shares held by Samsara LP. The business address of all of the entities and individuals described in this footnote is 628 Middlefield Road, Palo Alto, CA 94301.
(4)Based on a Schedule 13D filed with the SEC on March 5, 2024 by Baker Bros. Advisors LP (the “ Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker. Includes (i) 97,314 shares of Class A common stock held by Baker Brothers Life Sciences, L.P. (“Life Sciences”) and 667, L.P. (“667” and, together with Life Sciences, the “Funds”) and (ii) the assumed exercise of 55,673 of the Pre-funded Warrants based on the number of shares of common stock outstanding on March 5, 2024. Does not include an aggregate of 3,022,336 shares of Class A common stock potentially issuable upon exercise of Pre-funded Warrants held by the Funds, as such warrants were, as of March 5, 2024, not exercisable within 60 days due to the Baker Bros. Beneficial Ownership Limitation (defined below).
The Pre-Funded Warrants are only exercisable to the extent that, following exercise, the Funds, together with their affiliates and any members of a Section 13(d) group with such holders, would beneficially own, for purposes of Rule 13d-3 under the Exchange Act, no more than 4.99% of our outstanding Class A common stock (the “Baker Bros. Beneficial Ownership Limitation”). By written notice to the Company, the Funds may from time to time increase or decrease the Baker Bros. Beneficial Ownership Limitation applicable to that Fund to any other percentage not in excess of 19.99%. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Adviser is an entity engaged in investment activities, and the Adviser GP is in the business of acting as its general partner and, through the Adviser, investment activities. The principal business of each of Julian C. Baker and Felix J. Baker is to serve as a managing member of the Adviser GP. The business address of all of the entities and individuals described in this footnote is 860 Washington Street, 3rd Floor, New York, NY 10014.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last two fiscal years; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Compensation arrangements for our named executive officers and directors are described in the sections entitled “Executive Compensation - Employment Agreement with Mr. Sekhri", Executive Compensation - Employment Agreement with Mr. Tuch", Employment and Services Agreements” and “Director Compensation”.
Policies and Procedures for Related Party Transactions
We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with our Related Person Transaction Policy, our Audit Committee has overall responsibility for the implementation and compliance with this policy.
For the purposes of our Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in our Related Person Transaction Policy) had, has or will have a direct or indirect material interest, in excess of $120,000. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved by our Board of Directors or Compensation Committee.
Our Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department or our chief financial officer prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under our Related Person Transaction Policy, only our Audit Committee will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
Our Related Person Transaction Policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders.
Exchange Agreement
In connection with our 2015 initial public offering, we, vTv Therapeutics LLC and vTv Therapeutics Holdings LLC (“Holdings”), and other existing and future holders of the vTv Units (and corresponding shares of Class B common stock) entered into an exchange agreement (the “Exchange Agreement”) under which, from time to time, the holders (or certain transferees thereof) have the right to exchange their vTv Units (along with a corresponding number of our Class B common stock) for (i) shares of our Class A common stock on a one-for-one basis or (ii) cash (based on the market price of the shares of Class A common stock), at our option, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Any decision to require an exchange for cash rather than shares of Class A common stock will ultimately be determined by our Board of Directors.

On October 5, 2015, Holdings was dissolved and made a liquidating distribution of shares of Class B common stock and the corresponding vTv Units to its members. As a result of the dissolution, M&F TTP Holdings LLC became the successor to Holdings under the Exchange Agreement, Investor Rights Agreement and the Tax Receivable Agreement pursuant to the terms of each respective agreement, and various other holders of Class B common stock became parties to the Exchange Agreement. On December 28, 2015, M&F TTP Holdings LLC contributed its shares of Class B common stock and the corresponding vTv Units to its subsidiary, M&F, which became the successor to M&F TTP Holdings LLC under the Exchange Agreement, Investor Rights Agreement and Tax Receivable Agreement pursuant to the terms of each respective agreement.
Tax Receivable Agreement
As further described above, our Class B common stock, together with the corresponding number of vTv Units, may be exchanged for shares of our Class A common stock, or for cash, at our option. These future exchanges of Class B common stock, together with the corresponding number of vTv Units, may result in increases in the tax basis of the assets of vTv Therapeutics LLC that otherwise would not have been available. Such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax we would otherwise be required to pay in the future and may also decrease gain (or increase loss) on future dispositions of certain assets to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases, and a court could sustain such a challenge.
In connection with our 2015 initial public offering, we entered into a Tax Receivable Agreement with M&F, as successor in interest to Holdings, and M&F TTP Holdings LLC that provides for the payment by us to M&F (or certain of its transferees or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (or, in some circumstances, we are deemed to realize) as a result of (a) the exchange of Class B common stock, together with the corresponding number of vTv Units, for shares of our Class A common stock (or for cash), (b) tax benefits related to imputed interest deemed to be paid by us as a result of the Tax Receivable Agreement and (c) certain tax benefits attributable to payments under the Tax Receivable Agreement. Although the actual increase in tax basis and the amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the nature of the assets, the extent to which such exchanges are taxable, the tax rates then applicable, and the amount and timing of our income, we expect that the payments that we make to M&F could be substantial.
M&F generally will not reimburse us for any payments that previously have been made under the Tax Receivable Agreement even if the IRS subsequently disallows the tax basis increase or any other relevant tax item. Instead, any excess cash payments made by us to M&F will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to M&F for a number of years following the initial time of such payment. As a result, in certain circumstances we could make payments to M&F under the Tax Receivable Agreement in excess of our cash tax savings. Our ability to achieve benefits from any tax basis increase and the payments to be made under the Tax Receivable Agreement, will depend upon a number of factors, including the timing and amount of our future income and the nature of our assets.
To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. In addition, the Tax Receivable Agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control or if, at any time, we elect an early termination of the Tax Receivable Agreement, our (or our successor’s) obligations with respect to exchanged or acquired Class B common stock, together with the corresponding number of vTv Units (whether exchanged or acquired before or after such change of control or early termination) would be required to be paid significantly in advance of the actual realization, if any, of any future tax benefits and would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement, and, in the case of certain early termination elections, that any Class B common stock, together with the corresponding number of vTv Units, that have not been exchanged will be deemed exchanged for the market value of the Class A common stock at the time of termination. Consequently, it is possible that the actual cash tax savings realized by us will be significantly less than the corresponding Tax Receivable Agreement payments.
We are a holding company, and we have no material assets other than our ownership of vTv Units, and we have no independent means of generating revenue or cash flow. We intend, as its managing member, to cause vTv Therapeutics LLC to make distributions in an amount sufficient to allow us to pay our operating expenses, including any payments due under the Tax Receivable Agreement. However, vTv Therapeutics LLC’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which vTv Therapeutics LLC is then a party, including potential debt agreements, or any applicable law, or that would have the effect of rendering vTv Therapeutics LLC insolvent. If vTv Therapeutics LLC does not distribute sufficient funds for us to pay our operating expenses, including any payments due under the Tax Receivable Agreement, we may have to borrow funds, which could materially adversely affect our liquidity and subject us to various restrictions imposed by any such lenders. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.
Our organizational structure confers certain benefits upon M&F that will not benefit the holders of our Class A common stock to the same extent as it will benefit M&F. Although we will retain 15% of the amount of the tax benefits described above, it is possible that the interests of M&F may in some circumstances conflict with our interests and the interests of our other stockholders. For example, M&F may have different tax positions from us, especially in light of the Tax Receivable Agreement, that could influence their decisions regarding whether and when we should dispose of assets, whether and when we should incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate our obligations thereunder. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authority to our tax reporting positions may take into consideration M&F’s tax or other considerations, which may differ from the considerations of us or our other stockholders. To the extent that M&F is dissolved or liquidated, MacAndrews and/or its affiliates will succeed to the rights and obligations of M&F under the Tax Receivable Agreement.
Amended Investor Rights Agreement
In connection with our 2015 initial public offering, we entered into an Investor Rights Agreement with M&F, as successor in interest to Holdings. The Investor Rights Agreement, which was amended by the First Amendment, provides M&F with certain demand, shelf and piggyback registration rights with respect to its shares of our common stock and provides M&F with certain governance rights, depending on the size of its holdings of our common stock.
Under the registration rights provisions of the Amended Investor Rights Agreement:
•M&F and its affiliates have the right to cause us to conduct an unlimited number of demand registrations, subject to certain customary restrictions;
•once we are eligible to do so, M&F and its affiliates have the right to cause us to file and have declared effective a shelf registration statement on Form S-3 with respect to all of their shares of our common stock; and
•M&F and its affiliates have the right to participate in certain registered offerings by us.
The registration rights provisions also contain customary provisions relating to cooperation with the registration process, black-out periods and customary securities law indemnity provisions in favor of the selling stockholders. With certain customary exceptions, we will be required to bear all registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the agreement. Registration rights may be transferred by M&F and its affiliates, subject to certain restrictions. No predetermined penalties or liquidated damages will be payable by us if we fail to comply with the registration rights provisions of the Amended Investor Rights Agreement.
In February 2024, the Investor Rights Agreement was amended in connection with the Securities Purchase Agreement. As amended, M&F's registration rights were changed to reflect the registration rights of the lead investors. Further, the amendment modified M&F's corporate governance rights to provide that it has the right to designate two directors to the Board of Directors so long as certain MacAndrews parties continue to beneficially own in the aggregate at least 50% of the shares of common stock of the Company owned by them as of the date of the First Amendment. The Amended Investor Rights Agreement will terminate when MacAndrews and its permitted transferees hold less than 2.5% of our outstanding common stock. To the extent that M&F is dissolved or liquidated, MacAndrews and/or its affiliates will succeed to M&F rights and obligations under the Investor Rights Agreement.

Securities Purchase Agreement
On February 27, 2024, the Company entered into the Securities Purchase Agreement with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) (i) an aggregate of 464,377 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $11.81 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,853,997 shares of Common Stock (the “Warrant Shares”) at a purchase price of $11.80 per Pre-Funded Warrant (representing the $11.81 per Share purchase price less the exercise price of $0.01 per Warrant Share). The purchase price of the Shares and Warrant Shares were based on a 45-day volume-weighted average price at the time agreed between the Purchasers and the Company. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire. The Private Placement closed on February 27, 2024. The Company received aggregate gross proceeds from the Private Placement of approximately $51.0 million, before deducting offering expenses payable by the Company.
The Pre-Funded Warrants issued in the Private Placement provide that the holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.
The Securities Purchase Agreement (i) provides the lead Purchasers with rights to designate an aggregate of three nominees to serve as directors on the Board, subject to the lead Purchasers continuing to own at least 50% of the Shares and Pre-Funded Warrants (including Warrant Shares issued pursuant to the exercise of the Pre-Funded Warrants) purchased by the Purchasers at the closing of the Private Placement, (ii) requires the Company to implement Board voting procedures requiring at least five directors to approve certain Company actions, (iii) grants certain participation rights to the Purchasers giving them the right to purchase their proportionate share of certain future financing transactions, (iv) requires the Company to use commercially reasonable efforts to (a) offer and sell securities for cash and/or (b) receive cash consideration in connection with a royalty or licensing agreement related to a preclinical or clinical drug candidate of the Company, other than TTP 399, that in respect of (a) and/or (b) results in the receipt of gross proceeds of at least an aggregate of $30.0 million and (v) grants the Purchaser the right to purchase up to an additional $30.0 million of Common Stock 18 months following the closing of the Private Placement, subject to certain conditions. The Securities Purchase Agreement also contains customary representations, warranties and covenants of the parties.
Indemnification Agreements
We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.
These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
G42 Transaction
On May 31, 2022, the Company and G42 Investments AI Holding RSC Ltd, a private limited company (“G42 Investments”), entered into a Common Stock Purchase Agreement (the “G42 Purchase Agreement”), pursuant to which the Company sold to G42 Investments 10,386,274 shares of the Company’s Class A common stock at a price per share of approximately $2.41, for an aggregate purchase price of $25.0 million, which was paid (i) $12.5 million in cash at the closing and (ii) $12.5 million in the form of a promissory note of G42 Investments to be paid on May 31, 2023 (the "G42 Promissory Note"). On February 28, 2023, the Company and G42 Investments amended the G42 Purchase Agreement and modified the G42 Promissory Note to accelerate the payment due under the note. Pursuant to the amendment, on February 28, 2023, the Company received $12.0 million, which reflected the original amount due under the G42 Promissory Note less a 3.75% discount, in full satisfaction of the note. On February 26, 2024, the Company and G42 Investments further amended the G42 Purchase Agreement to remove G42 Investments' right to nominate a director to our Board of Directors. G42 Investments retains the right to appoint a board observer.
G42 Investments has agreed to certain transfer restrictions (including restrictions on short sales or similar transactions) and restrictions on further acquisitions of shares, in each case subject to specified exceptions. Following the expiration of a lock up period, from the period May 31, 2022 until December 31, 2024 (or if earlier, the date of receipt of approval from the

U.S. Food and Drug Administration (the "FDA") in the United States for TTP399 (the “FDA Approval”) of TTP399), the Company has granted to G42 Investments certain shelf and piggyback registration rights with respect to those shares of Class A common stock issued to G42 Investments pursuant to the G42 Purchase Agreement, including the ability to conduct an underwritten offering to resell such shares under certain circumstances. The registration rights include customary cooperation, cut-back, expense reimbursement, and indemnification provisions.
Contemporaneously with the G42 Purchase Agreement, effective on May 31, 2022, the Company entered into a collaboration and license agreement (the “Cogna Agreement”) with Cogna Technology Solutions LLC, an affiliate of G42 Investments (“Cogna”), which requires Cogna to work with the Company in performing clinical trials for the Company’s TTP399 compound (the “Licensed Product”) as well as jointly creating a global development plan to develop, market, and commercialize TTP399 in certain countries in the Middle East, Africa, and Central Asia (the “Partner Territory”). Under the terms of the Cogna Agreement, Cogna will obtain a license under certain intellectual property controlled by the Company to enable it to fulfill its obligations and exercise its rights under the Cogna Agreement, including to develop and commercialize the Licensed Product in the Partner Territory, but will not have access to the various intellectual property related to the license and TTP399. Specifically, the Company will share various protocols with Cogna related to conducting the clinical trials and will provide the patient dosages and placebo of TTP399 needed to conduct the trials.
Under the Cogna Agreement, Cogna has the right to develop and commercialize the Licensed Product in the Partner Territory at its own cost once restrictions on the use of the IP have been lifted by the Company. The Cogna Agreement determined which specific countries in the Partner Territory that Cogna may pursue development and commercialization and provides the Company with the ability to determine when Cogna can benefit from this IP through the powers granted to the Company to approve the global development plan. Further, the Company may supply at cost, or Cogna may manufacture, TTP399 for commercial sale under terms to be agreed upon by the parties at a later date.
Separately, the Company will conduct its clinical trials for TTP399 outside of the Partner Territory, at its own cost. The results of each party’s clinical trials will be combined by the Company to seek FDA approval in the United States for TTP399. On December 21, 2022, G42 Healthcare Technology Solutions LLC (formerly known as Cogna Technology Solutions LLC) novated its rights and obligations under the Cogna Agreement to G42 Healthcare Research Technology Projects LLC ("G42 Healthcare"), an affiliate of G42 Investments. As a result of the novation, all references to Cogna herein shall be deemed to refer to G42 Healthcare.
The G42 Purchase Agreement also provides for, following the receipt of FDA approval of the Licensed Product, at the option of G42 Investments, either (a) the issuance of the Company’s Class A common stock (the “Milestone Shares”) having an aggregate value equal to $30.0 million or (b) the payment by the Company of $30.0 million in cash (the “Milestone Cash Payment”). The issuance of the Milestone Shares or the payment of the Milestone Cash Payment, as applicable, are conditioned upon receipt of the FDA Approval and subject to certain limitations and conditions set forth in the G42 Purchase Agreement. There can be no assurance that the FDA Approval will be granted or as to the timing thereof.
Once commercialization takes place in the Partner Territory, the Company will receive royalties in the single digits from Cogna on the net sales of the Licensed Product for a period of at least 10 years after the first commercial sale of the Licensed Product in the Partner Territory.
CinPax and CinRx Transaction
On July 22, 2022, the Company entered into the CinRx Purchase Agreement with CinPax, LLC (“CinPax”), a subsidiary of CinRx Pharma, LLC (“CinRx”), pursuant to which the Company agreed to sell to CinPax 4,154,549 shares of the Company’s Class A common stock at a price per share of approximately $2.41, for an aggregate purchase price of $10.0 million, which was paid (i) $6.0 million in cash at the closing of the transaction and (ii) $4.0 million in the form of a non-interest-bearing promissory note with CinPax and was paid to the Company on November 22, 2022. On February 26, 2024, the Company and CinPax amended the CinRx Purchase Agreement to remove CinPax's right to nominate a director to our Board, but retained CinPax's right to have Jon Isaacsohn serve as a board observer.
The CinRx Purchase Agreement also provides CinRx warrants to purchase up to 1,200,000 shares of Class A common stock at an initial exercise of price of approximately $0.72 per share (the “CinRx Warrants”). The CinRx Warrants will become exercisable by CinRx only if (i) the Company receives FDA approval to market and distribute the pharmaceutical product containing the Company’s proprietary candidate, TTP399, or (ii) the Company is acquired by a third party, sells all or substantially all of its assets related to TTP399 to a third party or grants a third party an exclusive license to develop, commercialize and manufacture TTP399 in the United States. If neither of these events happen within five years of the date of the issuance of the CinRx Warrants, the CinRx Warrants will expire and not be exercisable by CinRx. The exercise price of the CinRx Warrants and the number of shares issuable upon exercise of the CinRx Warrants are subject to adjustments in accordance with the terms of the CinRx Warrants.
Additionally, in conjunction with the CinRx Purchase Agreement the Company and CinRx entered into a Master Service Agreement whereby CinRx provides the Company with consulting, preclinical and clinical trial services, as enumerated in project proposals negotiated between the Company and CinRx from time to time.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our By-laws. We have not received any stockholder proposals for consideration at our 2024 Annual Meeting of Stockholders.
Under Rule 14a-8 promulgated by the SEC under the Exchange Act (“Rule 14a-8”), for a stockholder proposal to be included in our proxy solicitation materials for the 2025 Annual Meeting of Stockholders, it must be delivered to our principal executive offices located at 3980 Premier Drive, Suite 310, High Point, North Carolina 27265 by December 26, 2024, at 5:00 p.m. Eastern time. The stockholder proposals must otherwise comply with the requirements of Rule 14a-8. Any stockholder who desires to bring a proposal at our 2025 Annual Meeting of Stockholders without including such proposal in our Proxy Statement or to nominate a directors, including pursuant to the SEC's universal proxy rule, Exchange Act Rule 14a-19, must deliver written notice thereof to our Secretary no earlier than February 11, 2025, and no later than March 13, 2025, provided that if the date of our 2025 Annual Meeting of Stockholders is more than 30 days before or 60 days after the first anniversary of the Annual Meeting, then such proposal or nomination must be delivered to our Secretary no earlier than 120 days before the date of the 2024 Annual Meeting of Stockholders and no later than the later of 90 days before such date and the tenth day after the day on which the notice of such annual meeting was made or publicly disclosed. Proposals and nominations submitted by stockholders must satisfy all applicable requirements in our By-laws and SEC rules.
If a stockholder proposal is not properly submitted for inclusion in the 2025 proxy statement pursuant to the requirements described above (but otherwise complies with the advance notice provisions of our By-laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2025 proxy statement about the nature of the matter and how management intends to vote on such matter.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the 2023 Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Proxy Statement either now or in the future, please contact our Secretary either by calling 336-841-0300 extension 80552, or by mailing a request to Attn: Secretary, 3980 Premier Drive, Suite 310, High Point, North Carolina 27265. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the 2023 Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple copies of proxy statements may request to receive a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS
Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.
THE BOARD OF DIRECTORS
Dated: April 25, 2024

HOW TO ATTEND THE ANNUAL MEETING

Online access to the Annual Meeting will begin 15 minutes prior to the meeting start time of 9:00 a.m. Eastern time on June 11, 2024. To be admitted to the Annual Meeting's live webcast, you must have previously registered at www.proxydocs.com/vtvt.

APPENDIX A

vTv THERAPEUTICS INC.

2024 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: ___________
APPROVED BY THE STOCKHOLDERS: __________
AGM DATE:

1.                                      GENERAL.

(a)                                 Design of a New Plan.  The Plan is intended to replace the vTv Therapeutics Inc. 2015 Equity Incentive Plan, as amended (the “Prior Plan”).  From and after 12:01 a.m. Eastern time on the AGM Date, no additional stock awards will be granted under the Prior Plan.  All Awards granted on or after, or that become effective on or after, 12:01 a.m. Eastern Time on the AGM Date will be granted under this Plan.  All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i)                                    Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Eastern Time on the AGM Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time.  Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii)                                In addition, from and after 12:01 a.m. Eastern time on the AGM Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

(b)                                 Eligible Award Recipients. All current and prospective Employees, Directors and Consultants are eligible to receive Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Board in its sole discretion.

(c)                                  Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)                                 Purpose. The Plan, through the granting of Awards, is intended to help the Company and its Affiliates secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.                                      ADMINISTRATION.

(a)                                 Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)                                To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)                            To settle all controversies regarding the Plan and Awards granted under it.

(iv)                             To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)                                 To suspend or terminate the Plan at any time.

(vi)                             To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan or (D) materially extends the term of the Plan.

(vii)                         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii)                     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)                             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)                                 To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)                             To effect, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award, (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as repricing under generally accepted accounting principles.

(c)                                  Delegation to Committee.

(i)                                    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                                Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

(d)                                 Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.

(e)                                  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)    Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or bylaws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

3.                                      SHARES SUBJECT TO THE PLAN.

(a)                  Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 750,000 shares (the “Share Reserve”), which number is the sum of (i) 742,525 new shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve (7,475) plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time.  In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the AGM Date occurs and ending on (and including) January 1, 2034, in an amount equal to 4% of the aggregate of (x) the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year or (y) the total number of shares of Capital Stock issuable or issued upon exercise of any outstanding warrants with an exercise price equal to or less than $0.01 per share, as of  December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)                                 Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates or is cancelled for any reason without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancellation, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)                                  Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 750,000 shares of Common Stock.

(d)                                 Annual Non-Employee Director Compensation Limitation. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in the Plan, in no event will any individual Non-Employee Director in any fiscal year of the Company be granted compensation for such Non-Employee Director service having an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) exceeding $750,000.

(e)                                  Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants, as determined by the Board in its sole discretion.

(b)                                 Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.                                      PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)                                 Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)                                 Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and/or in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

(c)                                  Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)                                    by cash, check, bank draft or money order payable to the Company;

(ii)                                pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                            by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)                             if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)                                 in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)                                 Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common

Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)                                  Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)                                    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)                                Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)                            Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                                   Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)                                 Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate without any further action of the Company whatsoever.

(h)                                 Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)                                    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate without any further action of the Company whatsoever.

(j)                                    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate without any further action of the Company whatsoever.

(k)                                 Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the entire Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising any portion of his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)                                    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant if permitted under the Plan and the terms of the applicable Stock Award Agreement. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)                                 Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                            Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)                             Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)                                 Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)                                 Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                            Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)                             Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)                                 Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)                             Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service without any further action of the Company whatsoever.

(c)                                  Performance Awards.

(i)                                    Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

(ii)                                Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board or Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)                            Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d)                                 Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.                                      COVENANTS OF THE COMPANY.

(a)                                  Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(b)                                  No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.                                      MISCELLANEOUS.

(a)                                 Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)                                 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)                                  Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)                                 No Employment or Other Service Rights. Notwithstanding anything to the contrary, none of the Plan, any Award Agreement or the grant of any Option or other Award hereunder shall give any Employee, Consultant or Director any right with respect to the continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate to terminate an Employee’s, Consultant’s or Director’s respective employment, consultancy or directorship at any time and for any or no reason.

(e)                                  Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)                                   Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)                                 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)                                 Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)                                    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)                                    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)                                 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(l)                                    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

9.                                      ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)                                 Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will, in its sole discretion, as it determines is equitably required to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan, appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)                                 Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c)                                  Change in Control. The following provisions will apply to Stock Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Change in Control:

(i)                                    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock or cash award for the Stock Award (including, but not limited to, an award to acquire the same consideration or value paid to the stockholders of the Company pursuant to the Change in Control);

(ii)                                arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)                            accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Change in Control, which exercise is contingent upon the effectiveness of such Transaction;

(iv)                             arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)                                 cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)                             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; provided that, this payment may be $0 if the value of the property is equal to or less than the exercise price, and in any such event, cancel the applicable Award. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)                                 A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

10.                               PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.                               EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award from this new plan may be effective prior to the AGM Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.                               CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.                               DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)                                 “Award” means a Stock Award or a Performance Cash Award.

(c)                                  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f)                                   “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)                                 “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or its Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any of its Affiliates or of any statutory duty owed to the Company or any of its Affiliates; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any of its Affiliates’ confidential information or trade secrets; or (v) such Participant’s willful misconduct or gross negligence. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)                                 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving entity or its parent are owned by an executive officer or a Director (either, an “ Investor”) and/or any entity in which an Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Entities”);

(iii)                            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring entity or its parent are owned by the Entities;

(iv)                             the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v)                                 individuals who, on the AGM Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;  provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(i)                                    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)                                    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)                                 “Common Stock” means, as of the AGM Date, the Class A common stock of the Company, having one vote per share.

(l)                                    “Company” means vTv Therapeutics Inc., a Delaware corporation.

(m)                             “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)                                 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

    (o)    [reserved]

(p)                                 “Director” means a member of the Board.

(q)                                 “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)                                  “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs.  Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(s)                                   “Employee” means any person employed by the Company or an Affiliate (provided that any such employee also meets the eligibility requirements for employees specified in the instructions to Form S-8 under the Securities Act).  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)                                 “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the AGM Date, is the Owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities.

(v)                               “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(w)                                 “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)                                 “AGM Date” means the date of the annual meeting of the Company’s stockholders at which the Plan was approved.

(y)                                  “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)                          “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)                          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)                            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)                          “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)                            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)                              “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)                          “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)                          “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)                                “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)                                “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(jj)                          “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.

(kk)                                “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments determined by the Board.

(ll)                  “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm)                          “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn)                          “Plan” means this vTv Therapeutics Inc. 2024 Equity Incentive Plan.

(oo)                          “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp)                          “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(qq)                            “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr)                              “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ss)                                “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt)                          “Securities Act” means the Securities Act of 1933, as amended.

(uu)                          “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(vv)                      “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ww)                          “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx)                          “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(yy)                            “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(zz)                   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

VTV THERAPEUTICS

P.O. BOX 8016, CARY, NC 27512-9903

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vTv Therapeutics Inc.

Annual Meeting of Stockholders

for Stockholders as of April 15, 2024

Tuesday, June 11, 2024 9:00 AM, Eastern Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/VTVT for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Eastern Time, June 11, 2024.

Internet:
www.proxypush.com/VTVT
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-240-5352
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/VTVT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul Sekhri and Steven Tuch, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of vTv Therapeutics Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

vTv Therapeutics Inc. Annual Meeting of Stockholders

THERAPEUTICS

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the seven director nominees named in the Proxy Statement to serve until our next annual meeting or until their successors have been duly elected and qualified;				
		FOR	WITHHOLD		
	1.01 Srinivas Akkaraju	☐	☐		FOR
	1.02 Raymond Cheong	☐	☐		FOR
	1.03 Fahed Al Marzooqi	☐	☐		FOR
	1.04 Richard S. Nelson	☐	☐		FOR
	1.05 Anne M. Phillips	☐	☐		FOR
	1.06 Paul Sekhri	☐	☐		FOR
	1.07 Daniel K. Spiegelman	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve the adoption of a new equity incentive plan;	☐	☐	☐	FOR
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and	☐	☐	☐	FOR
4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/VTVT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______

Signature (if held jointly) ______ Date ______